Exhibit 4.1

AMENDMENT NO. 3 TO NOTE PURCHASE AGREEMENT

THIS AMENDMENT NO. 3 TO NOTE PURCHASE AGREEMENT, dated as of September 30, 2013 but effective as of the Effective Date (as defined in Section 2 hereof) (this “Amendment”), to the Note Purchase Agreement dated June 19, 2012, as amended by Amendment No. 1 thereto dated as of January 15, 2013 and Amendment No. 2 thereto dated as of May 8, 2013 (such note purchase agreement, as so amended, being referred to herein as the “Existing Note Purchase Agreement” and as the same shall be further amended hereby, the “Note Purchase Agreement”), is among NGL Energy Partners LP, a Delaware limited partnership (the “Company”), the GUARANTORS (solely with respect to Section 5(c) hereof) and the holders of Notes listed on the signature pages hereto (collectively, the “Noteholders”).

RECITALS:

A.            The Company and the Purchasers party thereto have previously entered into the Existing Note Purchase Agreement.  Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Existing Note Purchase Agreement.

B.            The Guarantors entered into that certain Guaranty Agreement dated as of June 19, 2012 (as heretofore amended, supplemented or otherwise modified, the “Guaranty Agreement”).

C.            The Company has requested certain amendments to the Existing Note Purchase Agreement as more fully described herein below.

D.            The Noteholders have agreed to such amendments, subject to the performance and observance in full of each of the covenants, terms and conditions, and in reliance upon all of the representations and warranties of the Company, set forth herein.

NOW, THEREFORE, in consideration of the premises and the covenants, terms, conditions, representations and warranties herein contained, the parties hereto hereby agree as follows:

Section 1.              AMENDMENTS TO EXISTING NOTE PURCHASE AGREEMENT.  Subject to the covenants, terms and conditions set forth herein and in reliance upon the representations and warranties of the Company herein contained, the Company and the Noteholders hereby agree to amend the Existing Note Purchase Agreement as set forth below, effective as of the Effective Date:

(a)           The following defined term is hereby inserted in Schedule B to the Existing Note Purchase Agreement such that it appears in alphabetical order among the defined terms in such Schedule:

“‘Permitted Term Indebtedness Agreement’ means any indenture, note purchase agreement, credit agreement or other similar agreement by and among any Note Party, as issuer or borrower, and any trustee, agent, note purchaser or lender pursuant to which any Indebtedness is issued or incurred in accordance with Section 10.7(m), as the same may be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under this Agreement.”

(b)           Clause (i) of Section 10.7(m) of the Existing Note Purchase Agreement is hereby amended and restated in its entirety as follows:

“(i)          such Indebtedness and any Permitted Term Indebtedness Agreement governing the terms thereof do not impose on any Note Party any covenants to maintain any financial ratio that are more onerous than the covenants set forth in Section 10.6 of this Agreement;”

(c)           Section 10.7(m) of the Existing Note Purchase Agreement is hereby amended by (i) removing the word “and” at the end of clause (vi) of such Section, (ii) replacing the period at the end of clause (vii) of such Section with “; and” and (iii) inserting the following clause immediately after such clause (vii):

“(viii)      such Indebtedness and any Permitted Term Indebtedness Agreement governing the terms thereof shall not in any way prohibit or restrict (i) any Note Party from paying or prepaying the Note Obligations, (ii) any Note Party from granting, creating or otherwise imposing any Lien on any of its Property, whether now owned or hereafter acquired, to secure the Note Obligations, or (iii) the transfer of any Property, including the payment of any dividends or other distributions, by a Subsidiary of any Note Party to such Note Party, or the repayment of any Indebtedness owed by a Subsidiary of any Note Party to such Note Party.”

(d)           Section 10.16 of the Existing Note Purchase Agreement is hereby amended by inserting the phrase “the Credit Agreement or any Permitted Term Indebtedness Agreement,” immediately after the phrase “Other than as provided in this Agreement,” which appears at the beginning of such Section immediately after the caption “Restrictive Agreements.”

Section 2.              EFFECTIVENESS OF AMENDMENTS.  The amendments set forth in Section 1 of this Amendment shall become operative upon the satisfaction of each of the conditions provided immediately below in this Section 2 (with each of the documents referred to below being in form and substance satisfactory to the Required Holders and in full force and effect).  Immediately upon this Amendment becoming operative, the amendments set forth in Section 1 of this Agreement shall be deemed to be effective as of June 19, 2012 (the “Effective Date”) as if set forth in the Existing Note Purchase Agreement on such date.

(a)           Execution and Delivery of this Amendment.  The Noteholders shall have received a copy of this Amendment duly executed and delivered by the Company and the Guarantors, and by the Noteholders constituting the Required Holders.

(b)           Representations and Warranties.  Each of the representations and warranties of the Company made in this Amendment shall be true and correct on and as of the date hereof.

(c)           Amendment to Credit Agreement.  The Noteholders shall have received a copy of an amendment in respect of the Credit Agreement, dated on or prior to the date hereof, in form and substance satisfactory to the Required Holders and executed and delivered by the Credit Parties, the Administrative Agent and the Required Lenders (each as defined in the Credit Agreement), as applicable.

(d)           Proceedings and Documents.  All corporate and other proceedings pertaining directly to this Amendment and all documents and instruments directly incident to this Amendment shall be satisfactory to the Required Holders and their special counsel, and the Noteholders and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as the Required Holders or such special counsel may reasonably request.

Section 3.              REPRESENTATIONS AND WARRANTIES; NO DEFAULT.  To induce the Noteholders to enter into this Amendment, the Company (by delivery of its counterpart to this Amendment) hereby (i) represents and warrants to the Noteholders that after giving effect to this Amendment and the contemporaneous amendment to the Credit Agreement, its representations and warranties contained in the Note Purchase Agreement are true and correct in all material respects (except for those representations and warranties qualified by “materiality,” “Material Adverse Effect” or a like qualification, which shall be correct in all respects) on and as of the date hereof with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects (except for those representations and warranties qualified by “materiality,” “Material Adverse Effect” or a like qualification, which were true in all respects) as of such earlier date), (ii) represents and warrants to the Noteholders that it (x) has the requisite power and authority to make, deliver and perform this Amendment; (y) has taken all necessary limited partnership action to authorize its execution, delivery and performance of this Amendment, and (z) has duly executed and delivered this Amendment and (iii) certifies that no Default or Event of Default exists under any of the Note Documents after giving effect to this Amendment or will result from the making of this Amendment.

Section 4.              EXPENSES.  The Company will promptly (and in any event within thirty (30) days of receiving any statement or invoice therefor) pay all reasonable out-of-pocket expenses and costs incurred by the

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Noteholders relating to this Amendment, including, but not limited to, the reasonable fees and disbursements of Baker Botts L.L.P., incurred in connection with the preparation, negotiation and delivery of this Amendment, and all other related documentation.  This Section 4 shall not be construed to limit the Company’s obligations under Section 15.1 of the Existing Note Purchase Agreement.

Section 5.              MISCELLANEOUS.

(a)           GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)           Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, the parties hereto.  Delivery of this Amendment may be made by telecopy or electronic transmission of a duly executed counterpart copy hereof; provided that any such delivery by electronic transmission shall be effective only if transmitted in .pdf format, .tif format or other format in which the text is not readily modifiable by any recipient thereof.

(c)           Affirmation of Obligations.  Notwithstanding that such consent is not required under the Guaranty Agreement, or any of the other Note Documents to which it is a party, each of the Guarantors consents to the execution and delivery of this Amendment by the parties hereto.  As a material inducement to the undersigned to amend the Existing Note Purchase Agreement, each of the Guarantors (i) acknowledges and confirms the continuing existence, validity and effectiveness of the Guaranty Agreement and each of the other Note Documents to which it is a party and (ii) agrees that the execution, delivery and performance of this Amendment shall not in any way release, diminish, impair, reduce or otherwise affect its obligations thereunder.

(d)           Note Document.  This Amendment is a Note Document and all of the provisions of the Note Purchase Agreement which apply to Note Documents apply hereto.

(Remainder of Page Intentionally Left Blank; Signature Pages Follow)

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers effective as of the Effective Date.

NGL ENERGY PARTNERS LP

		By:	NGL Energy Holdings LLC,
its general partner

			By:	/s/ Atanas H. Atanasov
Name: Atanas H. Atanasov
Title: Chief Financial Officer and Treasurer

The foregoing is hereby agreed to as of the date hereof:

NOTEHOLDERS:

THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA, as a Noteholder

By:	/s/ Matthew A. Baker
Name: Matthew A. Baker
Title: Vice President

PRUCO LIFE INSURANCE COMPANY,
as a Noteholder

By:	/s/ Matthew A. Baker
Name: Matthew A. Baker
Title: Asst. Vice President

UNIVERSAL PRUDENTIAL ARIZONA
REINSURANCE COMPANY, as a Noteholder

By:	Prudential Investment Management, Inc.,
as investment manager

By:	/s/ Matthew A. Baker
Name: Matthew A. Baker
Title: Vice President

Signature Page to Amendment No. 3 to Note Purchase Agreement

PRUDENTIAL ARIZONA REINSURANCE
CAPTIVE COMPANY, as a Noteholder

By:	Prudential Investment Management, Inc.,
as investment manager

By:	/s/ Matthew A. Baker
Name: Matthew A. Baker
Title: Vice President

PRUDENTIAL ARIZONA REINSURANCE
UNIVERSAL COMPANY, as a Noteholder

By:	Prudential Investment Management, Inc.,
as investment manager

By:	/s/ Matthew A. Baker
Name: Matthew A. Baker
Title: Vice President

PRUDENTIAL RETIREMENT INSURANCE AND
ANNUITY COMPANY, as a Noteholder

By:	Prudential Investment Management, Inc.,
as investment manager

By:	/s/ Matthew A. Baker
Name: Matthew A. Baker
Title: Vice President

AMERICAN GENERAL LIFE INSURANCE COMPANY (successor by merger to
AMERICAN GENERAL LIFE AND ACCIDENT INSURANCE COMPANY)
AMERICAN GENERAL LIFE INSURANCE COMPANY (successor by merger to
AMERICAN GENERAL LIFE INSURANCE COMPANY OF DELAWARE)
AMERICAN GENERAL LIFE INSURANCE COMPANY (successor by merger to
SUNAMERICA ANNUITY AND LIFE ASSURANCE COMPANY)
THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK
COMMERCE AND INDUSTRY INSURANCE COMPANY
NEW HAMPSHIRE INSURANCE COMPANY
CHARTIS PROPERTY CASUALTY COMPANY

By:	AIG ASSET MANAGEMENT (U.S.), LLC, Investment Adviser

	By:	/s/ Curtis F. Sullivan
Name: Curtis F. Sullivan, Vice President

Signature Page to Amendment No. 3 to Note Purchase Agreement

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF
AMERICA, as a Noteholder

By:	/s/ Andrew M. Leicester
Name: Andrew M. Leicester
Title: Director

SUN LIFE ASSURANCE COMPANY OF CANADA,
as a Noteholder

By:	/s/ Keith Cressman
Name: Keith Cressman
Title: Senior Managing Director, Private Fixed Income

By:	/s/ Jeffery Mayer
Name: Jeffery Mayer
Title: Managing Director, Private Securitization Finance Private Fixed Income

Signature Page to Amendment No. 3 to Note Purchase Agreement

Agreed to and acknowledged by the undersigned solely with respect to Section 5(c) hereof:

GUARANTORS:

NGL ENERGY OPERATING LLC
NGL SUPPLY, LLC
HICKSGAS, LLC
NGL SUPPLY RETAIL, LLC
NGL SUPPLY WHOLESALE, LLC
NGL SUPPLY TERMINAL COMPANY, LLC
OSTERMAN PROPANE, LLC
NGL-NE REAL ESTATE, LLC
NGL-MA REAL ESTATE, LLC
NGL-MA, LLC

By:	/s/ Atanas H. Atanasov
Name:	Atanas H. Atanasov
Title:	Chief Financial Officer

Signature Page to Amendment No. 3 to Note Purchase Agreement

HIGH SIERRA ENERGY, LP (by High Sierra Energy GP, LLC, its general partner)
GREENSBURG OILFIELD, LLC
ANTICLINE DISPOSAL, LLC
HIGH SIERRA SERTCO, LLC
HIGH SIERRA ENERGY MARKETING, LLC
CENTENNIAL ENERGY, LLC
CENTENNIAL GAS LIQUIDS ULC
HIGH SIERRA TRANSPORTATION, LLC
HIGH SIERRA CRUDE OIL & MARKETING, LLC
HIGH SIERRA WATER SERVICES, LLC
ANDREWS OIL BUYERS, INC.
THIRD COAST TOWING, LLC
HIGH SIERRA WATER-EAGLE FORD, LLC
PETRO SOURCE TERMINALS, LLC
PECOS GATHERING & MARKETING, L.L.C.
BLACK HAWK GATHERING, L.L.C.
MIDSTREAM OPERATIONS L.L.C.
HIGH SIERRA ENERGY OPERATING, LLC
HIGH SIERRA COMPRESSION, LLC
HIGH SIERRA WATER HOLDINGS, LLC
HIGH SIERRA KARNES SWD, LLC
HIGH SIERRA NIXON SWD, LLC
HIGH SIERRA PEARSALL SWD, LLC
HIGH SIERRA CANADA HOLDINGS, LLC
HIGH SIERRA COTULLA SWD, LLC
HIGH SIERRA SWD OPERATOR, LLC
HIGH SIERRA SWD SHARED SERVICES, LLC
HIGH SIERRA WATER PERMIAN, LLC
LOTUS OILFIELD SERVICES, L.L.C.
CC MARINE, LLC
CIERRA MARINE GP, LLC
CIERRA MARINE, LP (by Cierra Marine GP, LLC, its general partner)
COASTAL PLAINS DISPOSAL #1, L.L.C.

By:	/s/ Atanas H. Atanasov
Name:	Atanas H. Atanasov
Title:	Chief Financial Officer

Signature Page to Amendment No. 3 to Note Purchase Agreement